Exhibit 4.1
BORROWER JOINDER AGREEMENT

THIS BORROWER JOINDER AGREEMENT (this "Joinder Agreement"), dated as of May 1, 2013 is entered into between NORTH AMERICAN SPECIALTY PRODUCTS LLC, a Delaware limited liability company (the "Additional Borrower"), the Existing Borrowers (as defined below) and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Agent") under that certain Second Amended and Restated Credit Agreement, dated as of September 16, 2011, among the Borrowers named herein, as Borrowers (the "Existing Borrowers"), the Lenders party thereto, and the Agent (including all annexes, exhibits, and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

The Additional Borrower has indicated its desire to become "Borrower" under the Credit Agreement.

Accordingly, the Additional Borrower hereby agrees as follows with the Agent, for the benefit of the Lenders:

1.    The Additional Borrower does hereby acknowledge, agree and confirm that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Credit Agreement and "Borrower" for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of Borrowers thereunder as if it had executed the Credit Agreement and the other Loan Documents to which Borrowers are parties. The Additional Borrower does hereby ratify, as of the date hereof, and agree to be bound by, all of the terms, provisions and conditions contained in the Loan Documents applicable to Borrowers thereunder.

2.    The Additional Borrower does acknowledge and confirm that it has received a copy of the Credit Agreement and the schedules and exhibits thereto.

3.    The Existing Borrowers and Guarantors confirm that, notwithstanding the joinder of the Additional Borrower to the Loan Documents, all of their obligations under the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect. The Existing Borrowers and Guarantors acknowledge and agree that they have guaranteed all obligations of such Additional Borrower in accordance with the terms of the Credit Agreement.

4.    The Additional Borrower does hereby agree that it is jointly and severally liable for all Obligations with other Borrowers.

5.    The Additional Borrower agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Joinder Agreement.

6.    The addresses of the Additional Borrower for purposes of Section 13.8 of the Credit Agreement shall be the same as the addresses of the Borrowers set forth in such Section.

7.    This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one document.

8.    This Joinder Agreement shall become effective, and the Additional Borrower shall become Borrower, upon due execution by the Agent of this Joinder Agreement and receipt by the Agent of counterparts hereof duly executed by the Additional Borrower, the Existing Borrowers, and Guarantors.

9.    THIS JOINDER AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Signature Page(s) Follow(s)

IN WITNESS WHEREOF, the Additional Borrower and the Borrowers and Guarantors have caused this Joinder Agreement to be duly executed by their authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted and agreed to by its authorized officer, as of the day and year first above written.

ADDITIONAL BORROWER:

NORTH AMERICAN SPECIALTY PRODUCTS LLC, a Delaware limited liability company

By:	North American Pipe Corporation, its manager

By:	/s/ Robert F. Buesinger
Robert F. Buesinger
President of the manager of the Additional Borrower

BORROWERS AND GUARANTORS:

WESTLAKE CHEMICAL CORPORATION, a Delaware corporation
WESTLAKE PVC CORPORATION, a Delaware corporation
WESTLAKE VINYLS, INC., a Delaware corporation
WESTLAKE LONGVIEW CORPORATION, a Delaware corporation
WESTLAKE ETHYLENE PIPELINE CORPORATION, a Delaware corporation
WESTLAKE SUPPLY AND TRADING COMPANY, a Delaware corporation

By:	/s/ Albert Chao
Albert Chao
President of the above Borrowers and Guarantors

Signature Page to Borrower Joinder Agreement

NORTH AMERICAN PIPE CORPORATION, a Delaware corporation
WESTECH BUILDING PRODUCTS, INC., a Delaware corporation

By:	/s/ Robert F. Buesinger
Robert F. Buesinger
President of the above Borrowers and Guarantors

Signature Page to Borrower Joinder Agreement

WESTLAKE VINYLS COMPANY LP, a Delaware limited partnership

By:	GVGP, Inc., its general partner

By:	/s/ Albert Chao
Albert Chao
President of the general partner of the above Borrower and Guarantor

WESTLAKE PETROCHEMICALS LLC, a Delaware limited liability company
WESTLAKE POLYMERS LLC, a Delaware limited liability company
WESTLAKE STYRENE LLC, a Delaware limited liability company
WPT LLC, a Delaware limited liability company

By:	Westlake Chemical Investments, Inc., its manager

By:	/s/ Albert Chao
Albert Chao
President of the manager of the above Borrowers and Guarantors

Signature Page to Borrower Joinder Agreement

GUARANTORS:

GEISMAR HOLDINGS, INC., a Delaware corporation
WESTLAKE DEVELOPMENT CORPORATION, a Delaware corporation
GVGP, INC., a Delaware corporation
WESTLAKE CHEMICAL INVESTMENTS, INC., a Delaware corporation
WESTLAKE MANAGEMENT SERVICES, INC., a Delaware corporation
WESTLAKE OLEFINS CORPORATION, a Delaware corporation
WESTLAKE RESOURCES CORPORATION, a Delaware corporation
WESTLAKE VINYL CORPORATION, a Delaware corporation
WESTLAKE NG I CORPORATION, a Delaware corporation
WESTLAKE NG IV CORPORATION, a Delaware corporation
WESTLAKE NG V CORPORATION, a Delaware corporation

By:	/s/ Albert Chao
Albert Chao
President of the above Guarantors

Signature Page to Borrower Joinder Agreement

WESTLAKE GEISMAR POWER COMPANY LLC, a Delaware limited liability company

By:	Westlake Vinyls Company LP, its manager

By:	GVGP, Inc., its general partner

By:	/s/ Albert Chao
Albert Chao
President of the general partner of the manager of the above Guarantor

WESTLAKE PIPELINE INVESTMENTS LLC, a Delaware limited liability company

By:	Westlake Chemical Investments, Inc., its manager

By:	/s/ Albert Chao
Albert Chao
President of the manager of the above Guarantor

Signature Page to Borrower Joinder Agreement

ACCEPTED AND AGREED:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Hance VanBeber
Hance VanBeber
Senior Vice President

Signature Page to Borrower Joinder Agreement